UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  November 16, 2010

PROFILE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29196 (Commission File Number)	91-1418002 (I.R.S. Employer Identification No.)

2 Park Avenue, Suite 201 Manhasset, NY	11030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (516) 365-1909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Profile Technologies, Inc. (the “Company”) held its 2010 Annual Meeting (the “Annual Meeting”) of Stockholders on November 16, 2010.  Stockholders were asked to vote with respect to six proposals.  A total of 11,893,802 votes were cast as provided below. Proposal Nos. 3, 4, 5, and 6 as well as four stockholder nominees for director were received from stockholders after the filing date of the Company’s proxy statement for the Annual Meeting.

Proposal No. 1 - Stockholders elected six directors to the Company’s Board of Directors to serve for a term of one year until the next annual meeting of stockholders or until their successors are elected and qualified.  The six nominees for election to the Board of Directors that were listed in the Company’s proxy statement for the Annual Meeting were all reelected and four stockholder nominees were defeated.  The votes regarding this proposal were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Henry E. Gemino	8,843,193	566,674	0	2,483,935
Murphy Evans	9,404,394	84,477	0	2,404,931
Charles Christenson	9,412,653	76,217	0	2,404,932
Richard L. Palmer	9,412,954	95,914	0	2,384,934
John Agunzo	8,949,953	538,917	0	2,404,932
Thomas Evans	9,404,393	84,477	0	2,404,932
Martin I. Blaustein	20,000	11,461,026	0	412,776
James Brennan	20,000	11,461,026	0	412,776
John DeWees	70,000	11,461,026	0	362,776
Leon Heller	20,000	11,461,026	0	412,776

Proposal No. 2 - Stockholders ratified the selection of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for the fiscal year 2011. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
11,695,867	161,033	36,902	0

Proposal No. 3 – A stockholder proposal regarding approval that the Board of Directors is requested to cease temporarily offerings and grants of the Company’s securities was voted as follows:

For	Against	Abstained	Broker Non-Votes
124,443	11,769,359	0	0

Proposal No. 4 – A stockholder proposal regarding approval that the Board of Directors is requested to take steps in furtherance of the creation of a written strategic plan for the Company was voted as follows:

For	Against	Abstained	Broker Non-Votes
356,666	11,486,026	51,110	0

Proposal No. 5 – A stockholder proposal regarding approval that the Board of Directors is requested to establish a search committee for the purpose of identifying individuals to serve as executive officers of the Company and to fill vacancies that may occur from time to time was voted as follows:

For	Against	Abstained	Broker Non-Votes
192,776	11,701,026	0	0

Proposal No. 6 – A stockholder proposal regarding approval that the Board of Directors is requested to terminate the employment of Henry Gemino and to seek his resignation from the Board of Directors.

For	Against	Abstained	Broker Non-Votes
70,000	11,823,802	0	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Profile Technologies, Inc.

By: /s/ Henry E. Gemino Henry E. Gemino Chief Executive Officer & Chief Financial Officer

Date:       November 19, 2010